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                                                             Page 13 of 13 pages

                             JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Intelispan, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: September 19, 2000          ComVest Capital Partners LLC


                                   By:      /s/ Michael S. Falk
                                   Name: Michael S. Falk
                                   Title: Manager


Dated: September 19, 2000          Commonwealth Associates, L.P.

                                   By: Commonwealth Associates Management Corp.,
                                        its general partner


                                   By: /s/ Joseph P. Wynne
                                   Name: Joseph P.Wynne
                                   Title: Chief Financial Officer

Dated: September 19, 2000          Commonwealth Associates Management Corp.


                                   By: /s/ Joseph P. Wynne
                                   Name: Joseph P. Wynne
                                   Title: Chief Financial Officer


Dated: September 19, 2000          /s/ Michael S. Falk
                                   Michael S. Falk